Exhibit 1.01

MKS INSTRUMENTS, INC.

Conflict Minerals Report

For the Year Ended December 31, 2017

Special Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect management’s current opinions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. MKS assumes no obligation to update this information. Risks and uncertainties include, but are not limited to, those discussed in the section entitled “Risk Factors” found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC).

Summary of the Conflict Minerals Rule

This report for the year ended December 31, 2017 is included to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Conflict Minerals Rule) which was adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd- Frank Act). The Conflict Minerals Rule imposes certain reporting obligations on a company that files reports with the SEC under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (a public company), whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, tantalum, tin and tungsten (Conflict Minerals).

If a public company cannot establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the reasonable country of origin inquiry completed.

If a public company has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then that company must exercise due diligence on the Conflict Minerals’ source and chain of custody. The company must annually submit a report to the SEC that includes a description of those due diligence measures (Conflict Minerals Report).

1.	Company Overview

This report has been prepared by management of MKS Instruments, Inc. (herein referred to as “MKS,” the “Company,” “we,” “us,” or “our”). The information includes the activities of MKS and all of its subsidiaries.

Founded in 1961, MKS is a global provider of instruments, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity. MKS’ products are derived from its core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, RF & DC power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration control, and optics. MKS also provides services relating to the maintenance and repair of its products, installation services and training. As of December 31, 2017, MKS employed more than 4,900 individuals.

MKS has two reportable segments - the Vacuum & Analysis segment and the Light & Motion segment. The Vacuum & Analysis segment provides a broad range of instruments, components and subsystems, which are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, RF & DC power, reactive gas generation and vacuum technology. The Light & Motion segment provides a broad range of instruments, components and subsystems, which are derived from our core competencies in lasers, photonics, sub-micron positioning, vibration control and optics.

MKS’ product portfolio includes more than 20,000 products. We group our products into six product groups based upon the similarity of the product function, type of product and manufacturing processes. These six groups are: Analytical and Controls Solutions Products; Power, Plasma and Reactive Gas Solutions Products; Vacuum Solutions Products; Photonics Products; Optics Products; and Laser Products. The Analytical and Controls Solutions Products, the Power, Plasma and Reactive Gas Solutions Products and the Vacuum Solutions Products are included in the Vacuum & Analysis segment and the Photonics Products, Optics Products and Laser Products are included in the Light & Motion segment.

MKS’ products are used in diverse markets, applications and processes. Our primary served markets are manufacturers of capital equipment for semiconductor manufacturing, industrial technologies, life and health sciences, as well as research and defense. A significant portion of our sales is derived from products sold to semiconductor capital equipment manufacturers and semiconductor device manufacturers. Our products are used in the major semiconductor processing steps, such as depositing thin films of material onto silicon wafer substrates, etching, cleaning, lithography, metrology and inspection. In addition to semiconductor manufacturing, our products are used in the industrial technologies, life and health sciences as well as research and defense markets. Industrial technologies encompass a wide range of diverse applications, such as glass coating, laser marking, measurement and scribing, natural gas and oil production, environmental monitoring and electronic thin films. Electronic thin films are a primary component of numerous electronic products, including flat panel displays, light emitting diodes, solar cells and data storage media. Our products in life and health sciences are used in a diverse array of applications, including bioimaging, medical instrument sterilization, medical device manufacturing, analytical, diagnostic, and surgical instrumentation, consumable medical supply manufacturing and pharmaceutical production. In addition, our products are sold to government, university and industrial laboratories for applications involving research and development in materials science, physical chemistry, photonics, optics and electronics materials. Our products are also sold for monitoring and defense applications, including surveillance, imaging and infrastructure protection.

Except for certain metal product lines (e.g. fittings, flanges, lenses, certain mirrors, tubing, etc.), virtually all of the products MKS manufactures or contracts to manufacture include tin, gold, tantalum and/or tungsten. As a result, Conflict Minerals are found in almost all of our products.

Supply Chain

With such an extensive product portfolio, our supply chain is highly complex. In 2017, MKS and its subsidiaries purchased supplies from over 3,400 suppliers across the world. In addition to dealing with a very large number of suppliers, MKS deals with multiple tiers of suppliers. We are many steps removed from the mining of the Conflict Minerals and the smelting and refining of the raw ores. We do not buy raw ore or unrefined Conflict Minerals or make purchases from the Covered Countries. We also do not buy directly from smelters or refiners. The smelters and refiners are in the best position in our supply chain to know the origin of the ores. For these reasons, the process of mapping our end-to-end supply chain is extremely onerous.

In order to comply with the Conflict Minerals Rule, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us, including sources of Conflict Minerals that are supplied to them from lower tier suppliers. Our outreach efforts for the past five years are summarized below:

•	For 2013, we believed a reasonable approach was to conduct a survey of the suppliers who represented the majority of our expenditures in that year. We sent a survey to 514 of our direct suppliers representing in excess of 77% of our 2013 expenditures.

•	For 2014, we expanded our supplier outreach efforts by contacting 957 of our direct suppliers representing in excess of 80% of our 2014 expenditures.

•	In 2015, we expanded our supplier outreach efforts again, contacting over 1,400 of our direct suppliers and many more manufacturers represented by distributors, representing over 99% of our 2015 expenditures.

•	In 2016, we contacted over 3,500 of our direct suppliers representing 99% of our 2016 expenditures.

•	In 2017, we contacted over 3,400 of our direct suppliers representing 99.5% of our 2017 expenditures.

•	Each year, we then followed up with periodic electronic reminders and telephone calls to those suppliers who had not completed the surveys.

Despite having conducted a good faith reasonable country of origin inquiry, we are unable to determine the origin of all of the Conflict Minerals in our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. Due to the complexity of our broad product portfolio and supply chain, it will take additional time for many of our suppliers to verify the origin of the Conflict Minerals in the products they supply to us. We continue to engage with each of these suppliers and they in turn continue to engage with their suppliers. We hope that with additional time, these outreach efforts will result in greater transparency into our supply chain. For these reasons, we are required under the Conflict Minerals Rule to submit to the SEC a Conflict Minerals Report as an exhibit to Form SD. This report must include:

•	a description of the measures we took to exercise due diligence on the Conflict Minerals’ source and chain of custody,

•	a description of the products manufactured or contracted to be manufactured that are not “DRC conflict free” (i.e. products containing minerals that finance armed groups in the Covered Countries),

•	the facilities used to process the Conflict Minerals,

•	the country of origin of the Conflict Minerals, and

•	the efforts to determine the mine or location of origin.

In accordance with The Organisation for Economic Co-operation and Development (OECD) Guidance and the Conflict Minerals Rule, this report is available on our website http://www.mksinst.com/docs/ur/MKS-ConflictMineralsReport.pdf

Conflict Minerals Policy

We adopted the following Conflict Minerals Policy:

MKS Conflict Minerals Policy

In 2012, the U.S. Securities and Exchange Commission (the “SEC”) issued its final rule under Section 1502 of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Minerals Rule”) imposing new disclosure and related supply chain due diligence requirements for public companies regarding their use of “Conflict Minerals” in products they manufacture or contract to manufacture. The goal of this new rule is to curb the violent conflict and human rights abuses in the Democratic Republic of the Congo (“DRC”)1 and adjoining countries that are being financed in part by the exploitation and trade of Conflict Minerals from that region.

The Conflict Minerals Rule defines “Conflict Minerals” as cassiterite (tin), columbite-tantalite (tantalum), wolframite (tungsten), their respective derivatives and gold (commonly referred to as the “3Ts&G”). MKS, being a global provider of instruments, subsystems and process control solutions that measure, control, power, monitor and analyze critical parameters of advanced manufacturing processes, uses certain of these Conflict Minerals in the manufacturing of its products. MKS is committed to identifying any of its suppliers who source Conflict Minerals from the DRC region from conflict sources. We expect our suppliers to partner with us in this endeavor regardless of whether they are subject to the new Conflict Minerals Rule by providing us with all necessary declarations. We also expect our suppliers to pass this requirement on to their supply chain if they do not source directly from smelters, to determine the source of the Conflict Minerals. The process of mapping our end-to-end supply chain is onerous because MKS deals with multiple tiers and a very large number of suppliers. However, MKS is committed to this effort and should MKS discover at any time that any of its suppliers are sourcing materials from the DRC region from conflict sources, MKS will work with the supplier to end this practice and if the supplier refuses, MKS will work diligently to identify and partner with an alternative supplier.

If you have any questions regarding MKS’ Policy on Conflict Minerals, please contact us at conflictminerals_customer@mksinst.com.

Our policy is publicly available on our website at http://www.mksinst.com/docs/ur/MKS-ConflictMinerals-Stmt.pdf

[1]	Conflict Minerals procured from the following “covered countries” are the focus of the Rule: the DRC, Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia

2.	Due Diligence Process

2.1	Design of Due Diligence

Our due diligence process has been designed to conform generally with the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Our due diligence process includes:

•	the adoption of a Conflict Minerals Policy,

•	the establishment of a cross-functional team for complying with the Conflict Minerals Rule,

•	engagement of suppliers,

•	due diligence compliance process and measurement,

•	extensive record keeping and

•	continued follow-up communication with suppliers.

2.2	Management Systems

As described above, MKS has adopted a company policy which is posted on our website at http://www.mksinst.com/docs/ur/MKS-ConflictMinerals-Stmt.pdf

Internal Team

MKS has established a cross-functional team led by our Director of Global Quality Systems who has over twenty years of experience working with our complex supply chain. Our team also includes a chemist with over ten years’ experience in chemical and supplier management. The team is responsible for implementing our Conflict Minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have established, where practicable, long-term relationships with our numerous suppliers. We have communicated to our suppliers our expectations with respect to the Conflict Minerals Rule. In addition, we have incorporated our expectations with respect to our Conflict Mineral Policy and reporting obligation into the terms and conditions of our supplier contracts.

Maintain records

We have developed an internal system for documenting the implementation, management and monitoring of our Conflict Minerals Program.

2.3	Identify and assess risk in the supply chain

Because of our size, the complexity of our products, and the depth and breadth of our supply chain, it is difficult to identify suppliers upstream from our direct suppliers. In 2017, we reached out to over 3,400 of our direct suppliers representing 99.5% of our supplier spend. We rely on these suppliers, whose components contain Conflict Minerals, to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers. While we did receive more information relating to smelters/refiners used in our supply chain in 2017 as compared to 2016, many of our direct suppliers and distributors either: (i) provided names of smelters or refiners that could not be verified using the Responsible Minerals Assurance Process Conformant Smelters & Refiners Lists, (ii) did not respond to our survey despite follow-up requests, (iii) responded to our survey with incomplete or inconsistent information, or (iv) responded to our survey with a form letter informing us that they would not be completing the survey due to a variety of reasons, including, but not limited to: (a) lack of resources, (b) the fact that only de minimis amounts of Conflict Minerals were contained in their products, and/or (c) the supplier was not itself subject to the Conflict Minerals Rule. In general, follow-up requests to these suppliers did not produce additional information unless we had leverage with a particular supplier due to the amount of our spend with such supplier. More time is still needed to determine all of the smelters/refiners used in our supply chain. MKS plans to continue its efforts to identify all of the Conflict Minerals’ smelters/refiners used in our supply chain through a combination of annual supplier surveys and direct follow-up supplier engagement.

2.4	Design and Implement a Strategy to Respond to Risks

MKS has a risk management plan through which the Conflict Minerals program is implemented, managed and monitored. Updates to this risk assessment are provided to senior management.

As part of our risk management plan, to ensure suppliers understand our expectations, in addition to the Conflict Minerals Policy that we published on our website, we incorporated our expectations with respect to our Conflict Mineral Policy into the terms and conditions of our supplier contracts. We also distributed a Conflict Mineral reporting instruction letter and survey to our worldwide suppliers who represent 99.5% of our 2017 supplier spend and held individual follow-up calls and/or sent emails with those suppliers whose survey responses were incomplete, unclear or seemed erroneous based on our knowledge of the materials we purchase from that supplier.

As described in our Conflict Minerals Policy, we will work with any of our suppliers whom we have reason to believe is supplying us with Conflict Minerals from sources that may support conflict in the DRC or any adjoining country to end this practice and if the supplier refuses, we will work diligently to identify and partner with an alternative supplier of Conflict Minerals that does not support such conflict.

2.5	Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with Conflict Minerals smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits performed by industry groups like the Responsible Business Alliance’s Responsible Minerals Initiative.

2.6	Report on supply chain due diligence

This report is available on our website at http://www.mksinst.com/docs/ur/MKS-ConflictMineralsReport.pdf

3.	Due Diligence Results

Request Information

We conducted a survey of those suppliers described above using the EICC/GeSI template, known as the Conflict Minerals Reporting Template (the template). The template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s Conflict Minerals policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of Conflict Minerals included in their products.

Survey Responses

We received responses from approximately 51% of the suppliers surveyed, representing 91% of our supplier spend surveyed. We reviewed the responses against criteria developed to determine which required further engagement with our suppliers. The vast majority of our suppliers provided data at a company level (vs. a product level). In many of the responses received, (i) the responses were incomplete and/or contained inconsistencies within the data reported in the template and (ii) the identities of the smelters or refiners were not known. We continue to engage directly with these suppliers to provide revised or missing information. We are therefore not yet in a position to verify that all of the smelters or refiners in our supply chain are certified as conflict-free by the Responsible Business Alliance.

Efforts to Determine Mine or Location of Origin

In our supplier survey, we requested our suppliers to identify the smelter or refiner used in their respective supply chain. We have determined that seeking information about Conflict Minerals’ smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain. Based on the information provided by MKS suppliers in 2017, Exhibit A includes 292 smelters and refiners used in our supply chain that were identified by Responsible Minerals Initiative as “Conformant,” “Active,” or “Known.” “Conformant” smelters and refiners are those smelters and refiners that have undergone a third-party audit, have systems in place to assure sourcing of only DRC conflict free materials, and are therefore identified as “Conformant” with Responsible Minerals Alliance’s Process Assessment Program. “Active” smelters are those that have agreed in writing to produce information and are actively progressing towards a third-party audit. “Known” smelters and refiners are known to Responsible Minerals Initiative but not currently classified as “Conformant” or “Active.” Additionally, MKS received responses from suppliers that included 1,581 smelters and refiners that have yet to be verified as smelters or refiners by the Responsible Minerals Initiative. Although we did receive more reliable smelter and refiner information for 2017 as compared to 2016, we know this list is incomplete as several of our suppliers either did not return a completed survey or returned an incomplete survey which did not include smelter or refiner names. We expect that with more time, more upstream suppliers will be in a better position to identify relevant smelters and refiners and will in turn pass that information further down the supply chain so that this list will be more complete.

To date, we have been informed that three of the smelters identified by our suppliers are located in Covered Countries but with further due diligence, we confirmed that all are on the Responsible Minerals Assurance Process Known Smelters & Refiners Lists. We are not aware of any other instance where we have reason to believe any of our suppliers are supplying us with Conflict Minerals from a source that may support conflict in the DRC or any adjoining country.

4.	Steps to be taken going forward

We intend to take the following steps in 2018 to improve the due diligence conducted with respect to our supply chain:

a.	Continue to identify and implement changes to improve the process used to collect survey responses from our very large number of direct suppliers. In particular, continue to identify ways to streamline supplier outreach and automate collection of supplier responses.

b.	Continue to remind our suppliers of their obligations and our expectations with respect to Conflict Minerals reporting at our supplier conferences.

c.	Continue to engage with suppliers to attempt to increase the response rate and improve the content of the supplier survey responses.

d.	If any of our suppliers are found to be supplying us with Conflict Minerals from sources that support conflict in the Covered Countries, to work with the supplier to end this practice and if the supplier refuses, to work diligently to identify and partner with an alternative supplier.

EXHIBIT A

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	CFSI	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSI	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSI	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	CFSI	Conformant
Gold	Argor-Heraeus S.A.	Argor-Heraeus S.A.	SWITZERLAND	CID000077	CFSI	Conformant
Gold	Asahi Pretec Corp.	Asahi Pretec Corp.	JAPAN	CID000082	CFSI	Conformant
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000090	CFSI	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSI	Known
Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113	CFSI	Conformant
Gold	Boliden AB	Boliden AB	SWEDEN	CID000157	CFSI	Conformant
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI	Conformant
Gold	Caridad	Caridad	MEXICO	CID000180	CFSI	Known
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI	Conformant
Gold	Cendres + Metaux S.A.	Cendres + Metaux S.A.	SWITZERLAND	CID000189	CFSI	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	CFSI	Known
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233	CFSI	Conformant
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264	CFSI	Known
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	CFSI	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	CFSI	Known
Gold	Dowa	Dowa	JAPAN	CID000401	CFSI	Conformant
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI	Conformant
Gold	OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	CFSI	Known
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	CFSI	Known
Gold	HeeSung Metal Ltd.	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	CFSI	Conformant
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694	CFSI	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	CFSI	Known
Gold	HwaSeong CJ CO., LTD.	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	CFSI	Known
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	CFSI	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSI	Conformant
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814	CFSI	Conformant
Gold	Japan Mint	Japan Mint	JAPAN	CID000823	CFSI	Conformant
Gold	Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.	CHINA	CID000855	CFSI	Conformant
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	CFSI	Conformant
Gold	Asahi Refining Canada Ltd.	Asahi Refining Canada Ltd.	CANADA	CID000924	CFSI	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSI	Known
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFSI	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSI	Conformant
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	CFSI	Known
Gold	Kazzinc	Kazzinc	KAZAKHSTAN	CID000957	CFSI	Conformant
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	CFSI	Conformant
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFSI	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFSI	Conformant
Gold	L’azurde Company For Jewelry	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032	CFSI	Known
Gold	Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.	CHINA	CID001056	CFSI	Known
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	CFSI	Known
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSI	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	CFSI	Known
Gold	Materion	Materion	UNITED STATES OF AMERICA	CID001113	CFSI	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSI	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFSI	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	CFSI	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFSI	Conformant
Gold	Metalor Technologies S.A.	Metalor Technologies S.A.	SWITZERLAND	CID001153	CFSI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	CFSI	Conformant
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188	CFSI	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI	Conformant
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFSI	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSI	Known
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259	CFSI	Conformant
Gold	Ohio Precious Metals, LLC	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	CFSI	Known
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFSI	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFSI	Conformant
Gold	PAMP S.A.	PAMP S.A.	SWITZERLAND	CID001352	CFSI	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	CFSI	Known
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFSI	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSI	Conformant
Gold	PX Precinox S.A.	PX Precinox S.A.	SWITZERLAND	CID001498	CFSI	Conformant
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFSI	Conformant
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534	CFSI	Conformant
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	CFSI	Known
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	CFSI	Conformant
Gold	Samwon Metals Corp.	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	CFSI	Known
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	CFSI	Known
Gold	SEMPSA Joyeria Plateria S.A.	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	CFSI	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	CFSI	Known
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFSI	Conformant
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754	CFSI	Known
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFSI	Conformant
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	CFSI	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	CFSI	Known
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFSI	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	CFSI	Known
Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955	CFSI	Conformant
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL	CID001977	CFSI	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI	Conformant
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	CFSI	Conformant
Gold	Valcambi S.A.	Valcambi S.A.	SWITZERLAND	CID002003	CFSI	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	CFSI	Conformant
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFSI	Conformant
Gold	China Henan Zhongyuan Gold Smelter	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI	Conformant
Gold	Morris and Watson	Morris and Watson	NEW ZEALAND	CID002282	CFSI	Known
Gold	SAFINA A.S.	SAFINA A.S.	CZECH REPUBLIC	CID002290	CFSI	Conformant
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI	Known
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI	Conformant
Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	CFSI	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFSI	Conformant
Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	CFSI	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	CFSI	Active
Gold	Fidelity Printers and Refiners Ltd.	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	CFSI	Known
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	CFSI	Conformant
Gold	Al Etihad Gold LLC	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	CFSI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Gold	Emirates Gold DMCC	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	CFSI	Conformant
Gold	Kaloti Precious Metals	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	CFSI	Known
Gold	Sudan Gold Refinery	Sudan Gold Refinery	SUDAN	CID002567	CFSI	Known
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY	CID002580	CFSI	Conformant
Gold	Remondis Argentia B.V.	Remondis Argentia B.V.	NETHERLANDS	CID002582	CFSI	Active
Gold	Tony Goetz NV	Tony Goetz NV	BELGIUM	CID002587	CFSI	Known
Gold	Korea Zinc Co., Ltd.	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	CFSI	Conformant
Gold	Marsam Metals	Marsam Metals	BRAZIL	CID002606	CFSI	Conformant
Gold	TOO Tau-Ken-Altyn	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	CFSI	Known
Gold	Abington Reldan Metals, LLC	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	CFSI	Known
Gold	SAAMP	SAAMP	FRANCE	CID002761	CFSI	Conformant
Gold	L’Orfebre S.A.	L’Orfebre S.A.	ANDORRA	CID002762	CFSI	Active
Gold	Italpreziosi	Italpreziosi	ITALY	CID002765	CFSI	Conformant
Gold	SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFSI	Conformant
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSI	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFSI	Conformant
Gold	AU Traders and Refiners	AU Traders and Refiners	SOUTH AFRICA	CID002850	CFSI	Conformant
Gold	Sai Refinery	Sai Refinery	INDIA	CID002853	CFSI	Known
Gold	Universal Precious Metals Refining Zambia	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	CFSI	Known
Gold	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA	CID002857	CFSI	Active
Gold	Bangalore Refinery	Bangalore Refinery	INDIA	CID002863	CFSI	Active
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	CFSI	Known
Gold	Morris and Watson Gold Coast	Morris and Watson Gold Coast	AUSTRALIA	CID002866	CFSI	Known
Gold	Degussa Sonne / Mond Goldhandel GmbH	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	CFSI	Known
Gold	Pease & Curren	Pease & Curren	UNITED STATES OF AMERICA	CID002872	CFSI	Known
Gold	Planta Recuperadora de Metales SpA	Planta Recuperadora de Metales SpA	CHILE	CID002919	CFSI	Conformant
Gold	Safimet S.p.A	Safimet S.p.A	ITALY	CID002973	CFSI	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	CFSI	Known
Gold	Galvano Hengelo B.V.		NETHERLANDS			Known
Tantalum	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000092	CFSI	Conformant
Tantalum	Changsha Southern	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI	Conformant
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	Duoluoshan	CHINA	CID000410	CFSI	Known
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	CFSI	Conformant
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSI	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917	CFSI	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	CFSI	Known
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076	CFSI	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSI	Conformant
Tantalum	Mineracao Taboca S.A.	Mineracao Taboca S.A.	BRAZIL	CID001175	CFSI	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	CFSI	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI	Conformant
Tantalum	QuantumClean	QuantumClean	UNITED STATES OF AMERICA	CID001508	CFSI	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI	Conformant
Tantalum	Taki Chemical Co., Ltd.	Taki Chemical Co., Ltd.	JAPAN	CID001869	CFSI	Conformant
Tantalum	Telex Metals	Telex Metals	UNITED STATES OF AMERICA	CID001891	CFSI	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFSI	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFSI	Known
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI	Conformant
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	CFSI	Conformant
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA	CID002505	CFSI	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFSI	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFSI	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFSI	Conformant
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539	CFSI	Conformant
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	CFSI	Conformant
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549	CFSI	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	CFSI	Conformant
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	CFSI	Conformant
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558	CFSI	Conformant
Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	CFSI	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	CFSI	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	CHINA	CID002842	CFSI	Conformant
Tantalum	Power Resources Ltd.	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	CFSI	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	CFSI	Conformant
Tantalum	Zhaoqing Duoluoshan Non-ferrous Metals Co.,Ltd		CHINA			Known
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	CFSI	Conformant
Tin	China Rare Metal Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	CFSI	Known
Tin	Alpha Metals	Alpha	UNITED STATES OF AMERICA	CID000292	CFSI	Conformant
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306	CFSI	Conformant
Tin	PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI	Conformant
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313	CFSI	Conformant
Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315	CFSI	Conformant
Tin	Dowa	Dowa	JAPAN	CID000402	CFSI	Conformant
Tin	ENAF	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	CFSI	Conformant
Tin	Fenix Metals	Fenix Metals	POLAND	CID000468	CFSI	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSI	Conformant
Tin	Gejiu Zi-Li	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	CFSI	Known
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	CFSI	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSI	Conformant
Tin	China Tin (Hechi)	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI	Conformant
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	CFSI	Conformant
Tin	Mineracao Taboca S.A.	Mineracao Taboca S.A.	BRAZIL	CID001173	CFSI	Conformant
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI	Conformant
Tin	Jiangxi Nanshan	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSI	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI	Conformant
Tin	OMSA	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	CFSI	Conformant
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI	Conformant
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI	Conformant
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI	Conformant
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI	Conformant
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428	CFSI	Conformant
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI	Conformant
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI	Conformant
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448	CFSI	Conformant
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453	CFSI	Conformant
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457	CFSI	Conformant
Tin	PT Refined Bangka Tin	PT Refined Bangka Tin	INDONESIA	CID001460	CFSI	Conformant
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI	Conformant
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI	Conformant
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI	Conformant
Tin	PT Tambang Timah	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI	Conformant
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI	Conformant
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493	CFSI	Conformant
Tin	Rui Da Hung	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	CFSI	Conformant
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL	CID001758	CFSI	Conformant
Tin	Thailand Smelting & Refining Co Ltd	Thaisarco	THAILAND	CID001898	CFSI	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	CFSI	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	CFSI	Conformant
Tin	Chengfeng Metals Co Pte Ltd	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSI	Conformant
Tin	China Yunnan Tin Co Ltd.	Yunnan Tin Company Limited	CHINA	CID002180	CFSI	Conformant
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455	CFSI	Conformant

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSI	Conformant
Tin	Melt Metais e Ligas S.A.	Melt Metais e Ligas S.A.	BRAZIL	CID002500	CFSI	Conformant
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSI	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSI	Conformant
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530	CFSI	Conformant
Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA	CID002570	CFSI	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	CFSI	Known
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	CFSI	Known
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	CFSI	Known
Tin	CV Dua Sekawan	CV Dua Sekawan	INDONESIA	CID002592	CFSI	Conformant
Tin	CV Tiga Sekawan	CV Tiga Sekawan	INDONESIA	CID002593	CFSI	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	CFSI	Known
Tin	Resind Industria e Comercio Ltda.	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	CFSI	Conformant
Tin	Super Ligas	Super Ligas	BRAZIL	CID002756	CFSI	Known
Tin	PT O.M. Indonesia	PT O.M. Indonesia	INDONESIA	CID002757	CFSI	Known
Tin	Metallo Belgium N.V.	Metallo Belgium N.V.	BELGIUM	CID002773		Conformant
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA	CID002776	CFSI	Conformant
Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur	INDONESIA	CID002816	CFSI	Conformant
Tin	PT Kijang Jaya Mandiri	PT Kijang Jaya Mandiri	INDONESIA	CID002829	CFSI	Conformant
Tin	PT Menara Cipta Mulia	PT Menara Cipta Mulia	INDONESIA	CID002835	CFSI	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	CFSI	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	CFSI	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	CFSI	Conformant
Tin	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA	CID002858	CFSI	Active
Tin	Gejiu Jinye Mineral Company	Gejiu Jinye Mineral Company	CHINA	CID002859	CFSI	Conformant
Tin	PT Lautan Harmonis Sejahtera	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	CFSI	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	CFSI	Conformant
Tin	Galvano Hengelo B.V.		NETHERLANDS			Known
Tungsten	Allied Material Corporation	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFSI	Conformant
Tungsten	ATI Metalworking Products	Kennametal Huntsville	UNITED STATES	CID000105	CFSI	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI	Conformant
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	CFSI	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFSI	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSI	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSI	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI	Conformant
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	CFSI	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	CFSI	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	CID002011	CFSI	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSI	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	CFSI	Known
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSI	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	CFSI	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSI	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFSI	Known
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	CFSI	Known

Metal	Smelter Reference List	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number	Smelter Status
Tungsten	H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	CFSI	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	CFSI	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFSI	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFSI	Conformant
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	CFSI	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	CFSI	Known
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFSI	Conformant
Tungsten	Unecha Refractory metals plant	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	CFSI	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	CFSI	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	CFSI	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	CFSI	Conformant
Tungsten	ACL Metais Eireli	ACL Metais Eireli	BRAZIL	CID002833	CFSI	Conformant
Tungsten	Woltech Korea Co., Ltd.	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	CFSI	Conformant
Tungsten	Moliren Ltd.	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	CFSI	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	CFSI	Known